Exhibit 99.2

                                                                FINAL TRANSCRIPT

   Thomson StreetEvents(SM)

   Conference Call Transcript

   MIL - Q3 2006 Millipore Corp. Earnings Conference Call

   Event Date/Time: Nov. 01. 2006 / 4:45PM ET

(C) 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

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CORPORATE PARTICIPANTS
 Joshua Young
 Millipore Corp. - Director of IR

 Martin Madaus
 Millipore Corp. - Chairman, Pres., CEO

 Kathy Allen
 Millipore Corp. - VP, CFO

CONFERENCE CALL PARTICIPANTS
 Tracy Marshbanks
 First Analysis - Analyst

 Derik De Bruin
 UBS - Analyst

 Frank Pinkerton
 Banc of America - Analyst

 Richard Eastman
 Robert W. Baird - Analyst

 Dave Khtikian
 JP Morgan - Analyst

 John Sullivan
 Leerink Swann - Analyst

 Paul Lee
 Brown Advisory - Analyst

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PRESENTATION

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Operator

Good afternoon. My name is Michelle and I will be your conference operator today. At this time, I would like to welcome everyone to the Millipore third quarter earnings release conference call. All lines have been placed on mute to prevent any background noise. After the speakers remarks there will be a question-and-answer session. (OPERATOR INSTRUCTIONS) Thank you. I would now like to turn the call over to Mr. Joshua Young, Director of Investor Relations.
Please go ahead, sir.

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Joshua Young  - Millipore Corp. - Director of IR

Thank you, Michelle. Good evening everybody. I would like to welcome you to
Millipore's conference call to discuss our financial results for the third quarter ending September 30, 2006. My name is Joshua Young, Director of Investor
Relations to Millipore and joining me as speakers on today's call are Martin
Madaus, Chairman, President and CEO; and Kathy Allen, Chief Financial Officer.
Additionally, Charlie Wagner, our Vice President of Strategy and Corporate
Development, will be participating in our Q-and-A session.

In addition to the earnings release we issued earlier today, we have provided a slide presentation on the Millipore website that will be helpful for investors to review when listening to today's call. We will reference only certain slides during this call as well as a reconciliation of our GAAP financials to non-GAAP financial measures which is also included in our earnings release.

Before we begin, I will make the usual Safe Harbor statement that during the course of this conference call we will make projections or other forward-looking statements regarding future events, or the financial performance of the Company that involve risks and uncertainties. The Company's actual results may differ materially from projections described in such statements. Factors that might cause such differences include, but are not limited to, those discussed in today's earnings release and in our Form 10-K as well as other subsequent SEC filings. Also please note that the following information is related to current business conditions and our outlook as of today, November 1, 2006. Consistent with our prior practice, we do not intend to update our projections based on new information, future events or other reasons prior to the release of our fiscal
2006 financial results.

Now, I'd like to turn the call over to Martin Madaus.

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Martin Madaus  - Millipore Corp. - Chairman, Pres., CEO

Thanks, Joshua. Thank you for joining us this evening. I will begin with a high level review of our performance before turning it over to Kathy to review financial details. In September, we provided a major business update at our investor analyst day. Our Q3 performance was in line with the expectations we shared with you at that meeting. The important takeaways from the quarter are as follows.

First, our strong underlying revenue growth continues. During Q3 our bioprocess division generated 13% revenue growth while our bioscience division grew 6%.
These growth rates exclude revenue from Serologicals and are adjusted for currency rate changes. Overall, this resulted in 10% revenue growth for the
Company during the third quarter. I am very pleased with this performance. We sustained our momentum and executed on growth initiatives in our core business.

At the same time, we have made very good progress with our integration activities. This progress is a testimony to how dedicated our employees are to
Millipore's mission. Our higher growth is a clear indication that the new capabilities we are building are helping us to compete more effectively in the market.

On a nine-month basis if you exclude revenues for all acquisitions and currency rate changes, we generated 9% organic growth. With one quarter remaining in
2006, we expect to meet our organic revenue growth guidance of 8% to 10% that we set earlier in the year. This level of growth will rank us among the top companies in our sector for the second year in a row. Our strong performance underscores the power of the Millipore brand and our position in very attractive markets.

In addition to our recent acquisitions, we have now many more opportunities in markets where we previously did not have a presence. The initiatives we put in place to expand our growth opportunities and prove -- and improve our execution are clearly working. The higher performance of our bioscience division since the middle of last year is a good example of how we made changes to generate better results. And these changes have helped us bring innovative new products to the market, expand our presence, strategic account and increase our market share. So as a result, we have a higher growth profile for the Company.

Next, we are delivering in our promise to make Millipore more profitable. Our non-GAAP operating margin in Q3 was 19.6%. Up significantly on both a sequential and a year-over-year basis. And additionally, our non-GAAP net income increased by approximately 20%. This higher level of profitability, due to leverage and our SG&A spending, as well as cost synergies we generated from our Serologicals transaction.

In addition to generating profitability improvements, we are also making selected investments into a new product development project. The rate of R&D spending continues to track our revenue growth as we're investing in projects that will drive our future growth. We also opened a new $50 million R&D center for our bioprocess division. This state-of-the-art building should help us to attract top technical talent and have a positive impact on our overall R&D productivity. We're also putting programs in place to improve product development processes, our pipeline for new product revenues is expanding.

Finally, the integration of Serologicals is on track. We have established a detailed milestone and synergy tracking system and we expect to have all businesses and functions completely integrated by the end of Q2 2007. We continue to identify upside opportunities and have not uncovered any additional issues since the update we provided in September.

I will talk in more detail about some of the near term challenges we identified and what we are doing to address them in a few minutes. I remain very confident that Millipore has a significantly larger set of growth opportunities today than it had just a year ago. And furthermore, I am excited about our ability to drive improvements from Serologicals' assets over the next few years.

Now, I'd like to move on to discuss a few more specifics of the third quarter.
Reported revenue of 330 million in Q3, Serologicals contributed revenue of 63 million which represents only 11 weeks of activity because the acquisition was completed on July 14th. Serologicals would have recorded revenues of 74 million in the third quarter if a full quarter of activity would have been included.
This represents 10% year-over-year growth. These results are in line with the expectations we set in September, but slightly below our original expectations for the business.

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Looking at Millipore's performance on a divisional level, our bioprocess growth during Q3 was driven by continued strong demand from the biotech market for market leading filtration and chromatography products. Refer to you to slide number 7, as a reminder of the eight strategic business units that comprise both divisions.

So the performance of the filtration and chromatography business unit is being driven by a continued increase in biopharmaceutical production, particularly around the monoclonal antibody business. We're winning new business both for new drugs entering the pipeline and also processes previously supplied competitive product. Serologicals' customers also making investments to ramp up their manufacturing capacity for biopharmaceutical drugs and expanding their biotech product offerings through acquisitions and internal development.

One particular area of interest to our customers is bioengineered vaccines. A significant number of companies are getting more active in the vaccine market and orders for our product supporting the vaccine production grew in double digits during Q3. This is a positive long-term trend for Millipore and it will enable us to sustain the growth we've seen recently, our core products. Our process monitoring tools generated double-digit growth for our NovaSeptum product line.

NovaSeptum is used by biotech customers for disposable sampling and we gained the product line through our NovAseptic acquisition last year. Product's been well received by our customers and we are on track to hit our targets for the full year. The growth for NovaSeptum is a good example how of the acceleration of the business we can drive over time through acquisitions. In our bioproducts and technologies business units, we performed as planned in the quarter.
Strongest performance came from our recombinant insulin product Incelligent,we also partnered with Novazyme to develop new animal-free products which we expect to launch next year.

In our advanced manufacturing solutions business our disposable manufacturing parts are performing well. We have seen great demand in our disposable bioprocesses containers which we acquired earlier this year. Our customers are starting to embrace the idea of having one complete disposable solution validated and backed by Millipore. We expect our disposable offering will become one of the growth engines for the division over the next years. As I mentioned earlier excluding Serologicals and adjusting for currency rate changes, overall bioprocess growth was 13% in the quarter. The first nine months of 2006, growth in the division is also 13% which is tracking in line with our annual guidance of 13%.

Now I'd like to turn to our bioscience division. Our laboratory water business unit continued its strong performance. For the past six quarters, labwater has been one of our strongest and most consistent product lines. In Q3 we benefited from very strong sales for our laboratory water hardware systems. Based on the results of peer group, there appears to be a very good trend for instrument sales and life science tools industry in this quarter.

We are benefiting from this trend with strong sales, of our labwater hardware in
North America and Asia, excellent sales of labwater hardware will create future follow-on opportunities to increase revenues from consumables and services. We also secured several large orders from both academic institutions and pharmaceutical customers and additionally one of our new products similar to
Advantage had a very successful launch. We expect that this performance of this business unit to continue to be strong as the growth of our orders was higher than our sales growth in Q3.

Moving on to the sample prep and biotools business unit, they had a very strong quarter in North America and this is a positive indicator for the state of the overall market since North America is the largest market. Growth of the segment is due to continued investments that have been made in the life science research since our products are fundamental to any research activity that's done in a lab, we are benefiting from this trend. Our research reagent business unit was slightly below plan in the quarter but was in line with the expectations that we shared on our analyst day. Serologicals had not done an effective job of completing the integration of the company it acquired a few years ago.

The end of June, Serologicals consolidated and number of activities from multiple locations into our Temecula, California, facility. There are problems with this consolidation that became only apparent during the summer. As a result, some product development commercial activities in Temecula were adversely affected in Q3. These are problems that can be fixed but are causing near term disruptions. Improvement initiatives are being implemented right now and we're already seeing better performance in Q4.

Separately in the research reagent business unit, our stem cell research products had a strong quarter. We expect the stem cell research market will be one of the fastest growing segments over the next few years. Recently signed an agreement with Stem Cell Sciences to develop serum-free media for growing human embryonic stem cells. We anticipate that we will be the first Company in the market with this type of product. Tools for the growth and study of human embryonic stem cells are critical to enabling research to study the therapeutic value of stem cells. Longer term, this will help us to drive growth in our stem cell business.

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Finally, I'll spend a few minutes discussing our drug discovery business unit.
We disclosed in September that we saw self competitors aggressively targeting the kinase screening segment of our overall drug discovery business. On an annual basis, revenues in our direct discovery business are approximately 65 million. The increased competitive pressure in this segment and lack of effective response to these pressures by previous managements led to lower than expected drug discovery revenues in Q3.

However, the problems we experienced are short term, they are fixable, and the overall market remains very strong. We remain the gold standard brand in this market and our increased focus and the portfolio that we have will help us to strengthen already strong relationships with customers. We have taken the following actions to get the kinase screening business screening business unit back on track. First we have restructured the management team under the leadership of Dr. Rick Ryan, former president of Linco. A business acquired as part of the Serologicals acquisition.

Second, we have developed new tools for our sales force and increased our sales efforts with key accounts. Finally, we have realigned the product segments for better focus and we're developing new offerings that will be introduced to the market very soon. We've already seen some early success from this effort as two of our largest customers increased their level of business with Millipore after a recent visit. As we finish the integration and continue to reach out to customers, I am very confident in our ability to reassert competitive edge in this market because of our broader product offering, superior product quality, and a stronger sales organization.

Outside of these issues, our multiplexing business had a great performance in the quarter. These consumer products were part of what we gained from Linco.
We're also are seeing very good acceptance of our GPCRG protein coupling receptor and ion channel offerings. Millipore is the only company with a direct discovery offering that spans kinase, ion channels and GPCR target classes.

So summing up our bioscience performance, we continue to have a very good year in the division, excluding Serologicals and currency rate changes, our year-to-date growth in the bioscience division is 9%. This is tracking above our
2006 guidance of 6% to 8% growth. We expect the bioscience division will end the year about this range. This over-performance will offset the performance of our bioprocess division which we expect to be at the low end or slightly below of our 2006 guidance of 13%. Overall, excluding Serologicals, and currency rate changes, the Company will generate between 10% and 12% growth in 2006 which is in line with our guidance.

So to summarize in Q3, we drove good performance in the third quarter despite some challenges, we're delivering on several important milestones, we're in line with our targets for a total organic revenue growth, we're showing potential leverage in the business and driving operating margins close to 20%, which is a significant increase from a few years ago. We're also driving efficiencies in our SG&A spending and cost synergies from Serologicals faster than expected.

This will enable us to achieve our non-GAAP earnings per share to within the range of guidance we provided earlier this year. We are investing into the future through our renewed commitment to build a very strong pipeline of new products through our own R&D and through development with partners. Global supply chain improvement initiatives have now surpassed the halfway point and we are generating significant savings that will ultimately require less capital investment that we originally forecasted.

And finally, we're off to a good start with our integration of Serologicals and despite some of the short-term challenges in that business, the integration effort is going very well. And we have already hit close to half of our integration milestones today. We're building a business for the long-term and
I'm confident about the growth, the profitability improvements and cash flow we will generate from these assets. With that, I'll turn it over to Kathy Allen.

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Kathy Allen  - Millipore Corp. - VP, CFO

Thank you, Martin. On slide number 8, you'll see our GAAP results for the third quarter. We reported revenue growth of 38%, a combined result of the acquisition of Serologicals in the third quarter and solid underlying growth as Martin has just discussed. Our third quarter operating income declined primarily as a result of Serologicals' integration costs and amortization, equity-based compensation costs and other costs that I will discuss in more detail. Earnings per share was also lower as a result of the lower operating income, and higher interest expense associated with the debt we raised to acquire Serologicals.

However, on a non-GAAP basis, our EPS in the third quarter was $0.69 per share compared to $0.59 last year. Our non-GAAP EPS in the current quarter reflects a tax rate of 29%, which was above our annual guidance of 27% and lowered earnings by $0.02 in the quarter. I'll expand on this more in a moment.

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Our earnings release contains a detailed reconciliation between GAAP and non-GAAP operating results for the quarter, which is also presented on slide 9.
The primary differences between GAAP EPS and non-GAAP EPS in the quarter relate to the acquisition of Serologicals. Please note that unless stated otherwise, all dollar amounts in the following discussion are on a pretax basis.

Amortization of the fair market value adjustment to the acquired Serologicals inventory amounted to 13.3 million, or $0.16 per share, and we expect to incur a similar amount in the fourth quarter as we sell the inventory we acquired.
Amortization of acquisition-related intangible assets increased our quarterly run rate by $0.05 per share to $0.07 per share as a result of the Serologicals acquisition. During the quarter, 2.2 million of amortization of intangibles has been included in cost of sales and the balance of 3.9 million is included in
SG&A . And we incurred integration expenses of 6.1 million, or $0.07 per share, in the third quarter.

Third quarter costs relating to our manufacturing consolidation strategy were
4.5 million, or $0.06 per share. Stock-based compensation expense as a result of our adoption of FAS 123-R was 3.2 million, or $0.04 per share. We also recorded in the quarter an increase to an environmental liability amounting to 2.1 million, or $0.02 per share, in the third quarter based on an updated estimate for ongoing remediation costs associated with an environmental site this is subject to a 15 year-old consent decree. This liability represents expenses that are expected to be paid over the next 14 years.

On page 10 of the slides is our non-GAAP operating results for the quarter.
Revenue in the quarter increased 38%, or 90.5 million, on a year-on-year basis to 330 million. Included in the 38% revenue growth is 2% from changes in foreign exchange rates and 26% from the addition of Serologicals' revenue to the third quarter. Again, excluding Serologicals and adjusting for currency rate changes, revenue growth in the third quarter was approximately 10%.

Now, from a geographic perspective, if we exclude Serologicals, revenue in the
Americas grew 11% in Q3. This was driven mainly by the strength of the bioscience laboratory water and life science filtration businesses. Asia-Pacific revenue grew 18%. Within that region, China grew at 19%. This growth reflects our continued strong investment in the international growth markets in which we conduct our business. And finally, revenues in Europe grew 6% in the quarter.

Non-GAAP operating income grew 54%, or 22.7 million, to 64.7 million. Non-GAAP operating margin was 19.6%, up 210 basis points from the year-ago quarter. In addition to the continued year-over-year improvement that we have seen in our gross margins, our profitability this quarter also benefited from the
Serologicals acquisition with improved SG&A leverage. Non-GAAP gross margins were 55%, up 110 basis points.

We are now benefiting from the inclusion of Serologicals gross profit, which is on average higher than ours. This was somewhat offset by an adverse currency effect on our cost of sales due to the higher mix of European manufactured goods. Reported SG&A expenses of 106.9 million was 32.3% of revenue, up 200 basis points from the prior year third quarter. Included in the third quarter
SG&A was equity-based compensation costs of 2.2 million, acquisition integration expenses of 4.2 million, acquisition-related intangible asset amortization of
3.9 million, and an increase to an environmental liability of 2.1 million.

Adjusting for these amounts, SG&A costs represented 28.6%, which is 120 basis points lower than last year on a comparable basis. This SG&A leverage came primarily from cost synergies realized as a result of the Serologicals acquisition. We continue to invest in our sales force, particularly in international growth markets. Additionally, we are benefiting from the leverage that our centralized functional organization structure provides us, as we make strategic business acquisitions.

Reported R&D expenses in the quarter were 24.6 million, and included equity-based compensation costs of 0.5 million, and acquisition integration expenses of 1.5 million. Our strong R&D investment reflects our continuing focus on improving the effectiveness and efficiency of our R&D spending as evidenced by new product introductions, and the product pipeline we are building.

Now, a few words on the tax rate. You will note our current quarter GAAP tax rate was 13.3%. This low rate was the result of several of the one-time charges we incurred in the quarter disproportionately lowering our profit in higher tax jurisdictions. As a result, a higher percentage of our profit occurred in lower tax geographies. Excluding these items, our non-GAAP tax rate for the quarter would have been approximately 29% compared to 25% in the third quarter of 2005.

Our full-year 2006 non-GAAP tax rate is now expected to be approximately 26%
compared to our previous expectation of 27%. This includes the pre-tax operating results of Serologicals for the second half. Accounting rules require a cumulative adjustment to reflect the new estimate for the full-year result and that resulted in a 29% third quarter effective tax rate. However, we expect the fourth quarter non-GAAP tax rate to drop back down to approximately 26%.

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Net interest expense of 11.8 million was 11.3 million higher than last year's third quarter reflecting the cost of the debt we raised to finance the acquisition of Serologicals. Despite the higher tax rate, and interest expense in the 2006 third quarter, non-GAAP earnings per share grew $0.10 per share, or
17%, to $0.69 per share. We summarize our nine-month GAAP and non-GAAP results on slides 11 and 13. Please refer to slide 12 for the nine-month GAAP to non-GAAP reconciliation. As Martin mentioned earlier, through nine months we are well on track to hit our 2006 targets for growth and non-GAAP profitability.

Moving to the balance sheet on slide 14, you will see that our balance sheet changed significantly as a result of consolidating Serologicals' balance sheet at July 14th. As a result of the acquisition, we added net assets of approximately 190 million, and added intangible assets and goodwill amounting to approximately 0.5 billion and 1 billion respectively. Days sales outstanding in the third quarter were 70 days, which represented a two-day reduction from the second quarter, and a one-day reduction from a year ago. Regarding inventory, days of supply in the third quarter was 150 days.

If we adjust for Serologicals' inventory, days of supply was 125 days in the third quarter. This compares to 122 days at the end of the second quarter and
118 days a year ago. Days of supply this year has been adversely affected by inventory increases in anticipation of planned facility closing. These manufacturing facility closures are part of our global supply chain initiatives to improve our gross margins. We expect to see a considerable inventory reduction in the fourth quarter.

Turning to the Q3 cash flow, we generated 55.6 million in cash flow from operations, bringing year-to-date cash flow from operations to approximately 80 million. Depreciation and amortization was 21.3 million this quarter. For the full year, we expect depreciation and amortization to be approximately 72 million. Capital expenditures for the quarter were 26.2 million, bringing year-to-date CapEx to 77.5 million. We anticipate capital expenditures for the full year to be approximately 115 million.

Before I hand this back to Martin, I wanted to provide some commentary on the changes we announced to our U.S. retirement plan which we filed in an 8-K yesterday. After extensive analysis, we have decided to freeze our defined benefit plan, our pension plan, as of December 31 of this year.

In its place, we have extended the benefits under our defined contribution,
401(k) plan, including an immediate match for new employees. We believe the new retirement plan structure is more competitive and will allow us to provide the same retirement benefit for all Millipore employees, including those joining us from acquisitions. Over time, it will also increase the predictability of our overall retirement benefit costs.

As part of implementing this change, we will be offering all eligible employees a one-time opportunity to transfer their defined contribution funds into the pension plan to buy an annuity. During the fourth quarter of this year, we will be recording a non-cash charge of approximately $10 million related to the curtailment of this plan. And with that, I'll turn it back to Martin for a few closing remarks before Q-and-A.

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Martin Madaus  - Millipore Corp. - Chairman, Pres., CEO

Thanks, Kathy. So to reiterate, we feel very good about what we accomplished in the third quarter. We're driving excellent organic revenue growth and improved profitability, and we are managing expenses and showing good leverage in the business and we are executing on a very detailed plan to integrate Serologicals.
We are confident in our ability to drive significant improvements in
Serologicals' business segments during 2007. Through 9 months Millipore's organic revenue growth and profit expansion puts us among the top companies in our industry for the second year in a row.

As we enter Q4 we are focused on driving strong fourth quarter performance which we'll need to meet our annual targets for growth and profitability. We'll continue to focus on hitting milestones as part of our ongoing integration of
Serologicals. We'll advance the growth initiatives and take advantage of the opportunity to expand into new markets. And finally, in Q4, and for the next several quarters, we will be focused on generating strong cash flow that we will use to pay down our debt. With that, I'd like to turn the call back over to
Josh.

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Joshua Young  - Millipore Corp. - Director of IR

Michelle, could you please assemble the Q-and-A roster?

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QUESTION AND ANSWER

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Operator

(OPERATOR INSTRUCTIONS) Your first question comes from Tracy Marshbanks of
First Analysis.

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Tracy Marshbanks  - First Analysis - Analyst

Good evening, it looks like a very solid overall quarter so congratulations to everybody.

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Martin Madaus  - Millipore Corp. - Chairman, Pres., CEO

Thank you.

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Tracy Marshbanks  - First Analysis - Analyst

A couple questions related to some of the business issues at the Serologicals acquisition and some of the success you're seeing. Specifically, in the Temecula integration, what aspect sort of caused the issues? Were you losing people?
Losing product development pipeline? Not being able to service the customers? Or a variety of those type of items?

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Martin Madaus  - Millipore Corp. - Chairman, Pres., CEO

The main issues are on processes, business processes that have to do with product files, customer data files that were inaccurate and basically caused delays in getting products released. And given that this product -- this business segment's heavily dependent on the number of products you launch, we had some delays there. We haven't lost people, so for us the first thing when you have a problem is do you really understand the problem. We understand the problem today.

And the second thing is, how do you address the problem. And we have made substantial progress with addressing the problem. We categorized the various products into different categories and went through them methodically. So we're seeing already an improvement there. It's always key to understand what the problem is and then implement a plan. That's why we have confidence that we'll get through this relatively quickly.

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Tracy Marshbanks  - First Analysis - Analyst

Okay. Same type of question in the screening business. It does sound like you've diagnosed it and you have a remedy that you're implementing. Given the more aggressive stance maybe of the competitors, do you come out in that business with the same type of profitability even after you address the issues?

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Martin Madaus  - Millipore Corp. - Chairman, Pres., CEO

Our strategy is not necessarily to be a low-cost leader. We are developing a strategy that's based on product differentiation, some new product will be launched, we're adding some capabilities, and we're training our sales force to sell the value of that proposition. The end of the day is these services need to deliver the value to the customers. It is not -- the customers aren't well-served if they go to a lower cost option that has a lot of flaws. So I --
we have a pretty good handle on it right now and we're in the midst of implementing this.

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Tracy Marshbanks  - First Analysis - Analyst

Okay. And then just a final question, you sort of maybe explicitly, but at least implied you're gaining share on certain bioprocess filtration and chromatography steps. Is it particular process steps where you've come up with something new and you're displacing or is it just sort of a broad success?

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Martin Madaus  - Millipore Corp. - Chairman, Pres., CEO

Yes, I don't, for obvious reasons, I don't want to go too deep into individual product lines but we have a couple of new product lines that are truly competitive and they're definitely displacing some competitors. And this bioprocess business which is so long term, of course the main effort is always to get into the process early on. But that is not the only strategy. We also are looking to, in some cases, if you have a compelling product, you can drive some conversion. So-- and that happened in Q3 and that's why we've talked about it.

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Tracy Marshbanks  - First Analysis - Analyst

Thanks a lot for taking my questions.

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Martin Madaus  - Millipore Corp. - Chairman, Pres., CEO

Thank you.

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Operator

Your next question comes from Derik De Bruin of UBS.

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Derik De Bruin  - UBS - Analyst

Good afternoon.

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Martin Madaus  - Millipore Corp. - Chairman, Pres., CEO

Good afternoon.

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Derik De Bruin  - UBS - Analyst

I guess, we, those of us in the life sciences community that follow the stocks here we certainly are coming off a rather difficult week last week. I guess, just ask the question, Martin, just how sure are you that there are no other smoking guns lying in the Serologicals business? How confident are you that you've identified the problems that are there and that it's within -- that you have a trajectory to fix?

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Martin Madaus  - Millipore Corp. - Chairman, Pres., CEO

We're quite confident. As we said during the third quarter, the major effort was really through our integration teams to get basically to all the sites, to the bottom of all potential issues. So we're confident that we have identified all the issues, and as I said, no additional issues have surfaced. So then the next question is obviously how fast will the corrective actions take place? How fast will you see a revenue impact? And that's the only thing why I'm not making concrete predictions, I'm just saying early indications are good and working very hard on showing some results.

But the main thing is we understand what the issues are, we have isolated the problems and we are implementing the plans. So -- what's very, I think specific, about the integration effort, Serologicals is that we have full-time dedicated teams and businesses and various functions that drive the integration activity.
We have a very structured and rigorous activity and milestone tracking system in place that allows us to stay on top of issues and realize also the financial benefits of upsides that we're seeing.

--------------------------------------------------------------------------------
Derik De Bruin  - UBS - Analyst

Okay. That's helpful. When you first announced the deal back in April, you had mentioned that you were looking at '07 targets of organic revenue growth of in the 9% to 11% range and non-GAAP EPS in 3.60 to 3.75 range. Do you still stick by those targets?

                                                                               9


--------------------------------------------------------------------------------
Martin Madaus  - Millipore Corp. - Chairman, Pres., CEO

We are -- we continue believe that Serologicals will be accretive to our growth and the earnings '07. And we are doing basically a typical thorough bottoms up analysis and we'll use that information to update in our guidance in '07 which we will do with the Q4 earnings release.

--------------------------------------------------------------------------------
Derik De Bruin  - UBS - Analyst

Okay. And I guess just one other question. Kathy, the tax rate going into '07, it -- can we look at it basically the same 26%, 27% range?

--------------------------------------------------------------------------------
Kathy Allen  - Millipore Corp. - VP, CFO

Well, Derik, that will depend again on the same planning process that Martin referred to as we look at where the geographies and where the growth is going to come from. To the extent that we have growth, higher growth in the Americas, for example, you're going to get a 27 or even higher tax rate. So, at this point I think it's in that range but it's possible that the rate could be higher depending on where we find the revenue growth.

--------------------------------------------------------------------------------
Derik De Bruin  - UBS - Analyst

Okay. And I guess also, any comments on the stock option expense for next year?

--------------------------------------------------------------------------------
Kathy Allen  - Millipore Corp. - VP, CFO

No, it's too early for us to know what that's going to be.

--------------------------------------------------------------------------------
Derik De Bruin  - UBS - Analyst

Okay. Thank you very much.

--------------------------------------------------------------------------------
Operator

Your next question comes from Frank Pinkerton of Banc of America.

--------------------------------------------------------------------------------
Frank Pinkerton  - Banc of America - Analyst

Hi guys, I guess first of all, what is the asset held for sell on the balance sheet?

--------------------------------------------------------------------------------
Kathy Allen  - Millipore Corp. - VP, CFO

Those are Serologicals' buildings that were previously announced that they are not being used. And we are ex -- we'll be disposing, selling those buildings.
One in Kansas and the other in New York, Lake Placid, New York.

--------------------------------------------------------------------------------
Frank Pinkerton  - Banc of America - Analyst

And is that -- what is that listed at, book value for what they were purchased?

                                                                              10


--------------------------------------------------------------------------------
Kathy Allen  - Millipore Corp. - VP, CFO

You go through purchase accounting and so we have an opportunity to look at current fair market value. So that's estimate of fair market value as of July
14th.

--------------------------------------------------------------------------------
Frank Pinkerton  - Banc of America - Analyst

Okay. Great. And then I guess shift gears and focus on the sales force. Martin, can you outline just what the plan is to integrate the Millipore and
Serologicals sales forces, when is the cross training going to occur and kind of the timing of potential uptick we could see as the sales forces get together going forward? Thanks.

--------------------------------------------------------------------------------
Martin Madaus  - Millipore Corp. - Chairman, Pres., CEO

Cross-training has already occurred in bioscience. We'll go through several cycles of that. The planning for the fully integrated sales force in bioscience, which is mainly in North America, some in Europe, is in full swing. We will review this and approve this plan during this month and roll it out in Q1 2007.
What we're focusing on right now is some synergy teams that we've identified early on. And similar process also on the bioprocess side, although it's much simpler there. But we will have a combined organization in Q1 of '07. And then internationally, we are working with the various distributors right now and defining our go-to-market plan for the Serologicals products in those markets.
So that the main area to focus on is clearly North America and Europe, and that's well underway.

--------------------------------------------------------------------------------
Frank Pinkerton  - Banc of America - Analyst

Great. Thank you.

--------------------------------------------------------------------------------
Operator

Your next question comes from Richard Eastman of Robert Baird.

--------------------------------------------------------------------------------
Richard Eastman  - Robert W. Baird - Analyst

Just a few things. Was there any revenue -- incremental revenue contribution from NovAseptic and Newport combined in the quarter?

--------------------------------------------------------------------------------
Martin Madaus  - Millipore Corp. - Chairman, Pres., CEO

Kathy, you want to take it?

--------------------------------------------------------------------------------
Kathy Allen  - Millipore Corp. - VP, CFO

Sure. Not really, Rick, on NovAseptic. NovAseptic was acquired in the early part of Q3 of last year and if you look at their -- the pattern in revenue in the third quarter, there's really nominal increased revenue. So we've included that as organic NovAseptic, okay. Newport does have a small additional impact on revenue in the current quarter as it was not [INAUDIBLE - sound went away]

--------------------------------------------------------------------------------
Richard Eastman  - Robert W. Baird - Analyst

Okay, that's going to be a million bucks or something, right? And then is there any update to your operating cash flow target for calendar '06?

--------------------------------------------------------------------------------
Kathy Allen  - Millipore Corp. - VP, CFO

No. There is not at this point. We have -- as you can imagine, a lot has changed in our cash flow dynamics since when we gave operating cash flow guidance earlier in the year. Serologicals' transaction and other business activity. So I can say that we are expecting a strong fourth quarter from cash from operations, but we will -- we do not have an updated full-year number given all of the moving parts that we're now looking at.

                                                                              11


--------------------------------------------------------------------------------
Richard Eastman  - Robert W. Baird - Analyst

Okay. And then a question on the bioprocess side of the business, I think
Martin you had mentioned earlier in the call that for the year we'll be maybe the low end of the annual guidance or a tick below. Could you just clarify, I know we got off to a slow start, but the fact that we're going to miss the low end or be at the low end, just maybe one or two specific areas that are maybe looking like they'll come in a little bit below plan?

--------------------------------------------------------------------------------
Martin Madaus  - Millipore Corp. - Chairman, Pres., CEO

First of all, we're performing at a very high level in that division. So when you're in the double-digit growth rate, you definitely leading the market here.
But it's a number of things. First of all, it's very hard to predict the exact growth rate for the business because you have inventory adjustments year-over-year. We had an outstanding '05, so we have a very good '06, but not quite as good.

The only point I would point out where we have some weaknesses in one market which is Japan, we just don't see the market growth and the opportunity for this product line, and when you look at the overall portfolio of Millipore bioprocess is definitely a growth driver. So those are the major points I would make.
Nothing in terms of losing business or changes in major drug, everything is fine from that perspective. You just have to in that business expect a level of fluctuations in that range.

--------------------------------------------------------------------------------
Richard Eastman  - Robert W. Baird - Analyst

Okay. That's fine. And then just one last question. When I look at the pro forma operating profit, okay and I think Kathy you laid that out as 64.7 million? That's the number that corresponds to $0.69 in earnings? Can you just give us a general sense of what acquisitions added to the pro forma profit in the quarter?

--------------------------------------------------------------------------------
Kathy Allen  - Millipore Corp. - VP, CFO

Just so -- right. So in the quarter we had operating income of 19.6% and that is 64.7 million of operating income. We have not isolated the impact of the acquisition. I can tell you that on a non-GAAP basis, Serologicals is accretive to Millipore in the current quarter. So it did have a net positive impact to our operating income. And to our bottom line even after tax -- after income --
interest expense, excuse me.

--------------------------------------------------------------------------------
Operator

Your next question comes from Tycho Peterson of JP Morgan.

--------------------------------------------------------------------------------
Dave Khtikian  - JP Morgan - Analyst

Hi, this is actually Dave Khtikian calling in for Tycho. How are you?

--------------------------------------------------------------------------------
Martin Madaus  - Millipore Corp. - Chairman, Pres., CEO

Hello, how are you?

--------------------------------------------------------------------------------
Dave Khtikian  - JP Morgan - Analyst

Good. First just I guess kind of one housecleaning question. On the interest expense looking into the fourth quarter, is this the reported number today, is that kind of what we should think about for the next quarter or is there a timing issue there?

                                                                              12


--------------------------------------------------------------------------------
Kathy Allen  - Millipore Corp. - VP, CFO

The fourth quarter number will be approximately the third quarter number. There is, of course there's a little component of that interest expense which is floating. Also the interest income in the third quarter pretty much dries up as a result of us completing funding the transaction. So the net interest expense number will be higher in the fourth quarter.

--------------------------------------------------------------------------------
Dave Khtikian  - JP Morgan - Analyst

Okay. Great. And then regarding Serologicals, could you maybe provide a little more color, I'm not sure if you have moved forward anywhere since the analyst day but regarding the ERP system integration any color there or updates?

--------------------------------------------------------------------------------
Martin Madaus  - Millipore Corp. - Chairman, Pres., CEO

Yes, this is going just according to plan. We have one side already in our
Oracle ERP system, so we moved them over last weekend. Pretty straightforward for us. And we will roll out a schedule over the next few months and the next two quarters and put them on to our system. So it's something we've done a lot and pretty confident that this will be not a big problem.

--------------------------------------------------------------------------------
Dave Khtikian  - JP Morgan - Analyst

Okay.

--------------------------------------------------------------------------------
Martin Madaus  - Millipore Corp. - Chairman, Pres., CEO

We've been using Oracle for so many years that we know it in and out, we're
Oracle pros.

--------------------------------------------------------------------------------
Dave Khtikian  - JP Morgan - Analyst

And then I guess finally, just any color during the quarter in pricing, seen a couple companies reporting with some pricing issues recently. Have you guys experienced any pricing pressure, specifically in kinase or across the life science board?

--------------------------------------------------------------------------------
Martin Madaus  - Millipore Corp. - Chairman, Pres., CEO

That's the only area that we've pointed out, certainly there. And we've seen that. Nothing unusual. We see some good positive pricing variances in some of our bioscience segments.

--------------------------------------------------------------------------------
Dave Khtikian  - JP Morgan - Analyst

Okay. Thanks for taking the questions.

--------------------------------------------------------------------------------
Operator

Your next question comes from John Sullivan at Leerink Swann.

--------------------------------------------------------------------------------
John Sullivan  - Leerink Swann - Analyst

Hi guys, good afternoon.

--------------------------------------------------------------------------------
Martin Madaus  - Millipore Corp. - Chairman, Pres., CEO

Afternoon.

                                                                              13


--------------------------------------------------------------------------------
John Sullivan  - Leerink Swann - Analyst

Would you give an great on the partnership with Gen-Probe in microbial detection?

--------------------------------------------------------------------------------
Martin Madaus  - Millipore Corp. - Chairman, Pres., CEO

There's not really nothing new to report since our analyst day. We have tested the product, got some initial positive feedback, and so we're working now through the development. So it's on track for launch next year.

--------------------------------------------------------------------------------
John Sullivan  - Leerink Swann - Analyst

Continue to expect products in first half of '07 or when did you say?

--------------------------------------------------------------------------------
Martin Madaus  - Millipore Corp. - Chairman, Pres., CEO

We said Q2 '07. Mid-year.

--------------------------------------------------------------------------------
John Sullivan  - Leerink Swann - Analyst

Okay. Thanks very much.

--------------------------------------------------------------------------------
Operator

Your next question comes from Paul Lee of Brown Advisory.

--------------------------------------------------------------------------------
Paul Lee  - Brown Advisory - Analyst

Hi, Martin and Kathy. I have a question, based on the calculation, the information you've given there are 65 million revenues contributed from the acquisition. Is that all Serologicals?

--------------------------------------------------------------------------------
Martin Madaus  - Millipore Corp. - Chairman, Pres., CEO

The 65, yes --

--------------------------------------------------------------------------------
Kathy Allen  - Millipore Corp. - VP, CFO

The sixty -- yes, the 64 million, I think, is Serologicals in the third quarter that rolled into our revenue. Again, that represents 11, not 13 week of revenue.
The first two weeks was approximately 11 million, so Serologicals would have been approximately 74 million on a full quarter basis had we closed the transaction on July 1st.

--------------------------------------------------------------------------------
Paul Lee  - Brown Advisory - Analyst

Right. Given the -- usually the fourth quarter is a better selling quarter for the bioscience. Do you think you can do at least 74 million for the Serologicals part of this business in Q4?

                                                                              14


--------------------------------------------------------------------------------
Martin Madaus  - Millipore Corp. - Chairman, Pres., CEO

We don't want to break down the quarter into the various segments at this point. It's something that we usually don't do. So we agree that the fourth quarter is usually a stronger quarter and we're counting on that. We have some
-- see some good plans that we put in place but I don't want to give a precise number on the fourth quarter, that part of the business.

--------------------------------------------------------------------------------
Paul Lee  - Brown Advisory - Analyst

Okay. I did have -- because I can't access the presentation material, do you have non-GAAP SG&A ,R&D numbers?

--------------------------------------------------------------------------------
Martin Madaus  - Millipore Corp. - Chairman, Pres., CEO

Yes, we --

--------------------------------------------------------------------------------
Kathy Allen  - Millipore Corp. - VP, CFO

Let me -- right -- let me just see if I can find them very quickly here.
They're actually not on the slide but they were in my commentary. So just bear with me a half a second, see if I can find them quickly. Okay. So SG&A on a non-GAAP basis was 28.6% of revenue. So, can sort of back-calculate that. And
R&D on a non-GAAP basis was about $22.6 million.

--------------------------------------------------------------------------------
Paul Lee  - Brown Advisory - Analyst

Okay. Great. Thank you very much.

--------------------------------------------------------------------------------
Operator

That concludes our Q-and-A session. I'd now like to turn the call over to
Martin Madaus for closing remarks.

--------------------------------------------------------------------------------
Martin Madaus  - Millipore Corp. - Chairman, Pres., CEO

We're already done, okay.

--------------------------------------------------------------------------------
Joshua Young  - Millipore Corp. - Director of IR

That concludes our third quarter conference call. Operator, you can close the line.

--------------------------------------------------------------------------------
Martin Madaus  - Millipore Corp. - Chairman, Pres., CEO

Okay. Thank you.

--------------------------------------------------------------------------------
Operator

This concludes today's conference call. You may now disconnect.

--------------------------------------------------------------------------------

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

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